                              ARTICLES OF INCORPORATION
                                          OF
                                  PPI HOLDINGS, INC.

     I, Tad Patton, the undersigned incorporator, hereby form and establish a for profit corporation under the laws of the State of Kansas.

                                          I
                                         NAME

     The name of the corporation is PPI Holdings, Inc.

                                          II
                                       PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                         III
                                    CAPITAL STOCK

     The total number of shares of stock which the corporation shall have authority to issue is 10,000,000 shares of common stock, and such shares are to be without par value.

                                          IV
                                  BOARD OF DIRECTORS

     The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until a successor or successors are elected and qualified are as follows:

     NAME                               MAILING ADDRESS
     ----                               ---------------

     Bill L. Allen                      1643 South Maize Road
                                        Wichita, KS 67209-3998

     Jack E. Argetsinger                1643 South Maize Road
                                        Wichita, KS 67209-3998

     Merle J. Harris                    1643 South Maize Road
                                        Wichita, KS 67209-3998

     Edward A. Markel                   1643 South Maize Road
                                        Wichita, KS 67209-3998

     Donald G Zerbe                     1643 South Maize Road
                                        Wichita, KS 67209-3998

Directors need not be elected by written ballot unless required by the bylaws of the corporation.

                                          V
                                        BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal bylaws of the corporation.

                                          VI
                         REGISTERED OFFICE AND RESIDENT AGENT

     The name of the corporation's resident agent, and the address of its registered office in Sedgwick County, Kansas is:

     NAME                               ADDRESS
     ----                               -------

     Bill L. Allen                      1643 South Maize Road
                                        Wichita, KS 67209-3998

                                         VII
                           LIMITATION OF DIRECTOR LIABILITY

     No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director.

     A. for any breach of the director's duty of loyalty to this corporation or its stockholders;

     B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     C.   under the provisions of K.S.A. 17-6424 and amendments thereto; or

     D. for any transaction from which the director derived an improper personal benefit.

                                         VIII
                           CUMULATIVE VOTING NOT PERMITTED

     At all elections of directors of this corporation and for the purposes of all other matters upon which stockholders are entitled to vote, each stockholder shall be entitled to as many votes as shall equal the number of shares of stock held by that stockholder. No cumulative voting shall be permitted.

                                          IX
                                     INCORPORATOR

     The name and mailing address of the incorporator is:

     NAME                               MAILING ADDRESS
     ----                               ---------------

     Tad Patton                         151 North Main, Suite 800
                                        Wichita, Kansas 67202-1409

     IN WITNESS WHEREOF, I have hereunto set my name this 14th day of February, 1997


                                        /s/ Tad Patton
                                        ------------------------
                                        Tad Patton



STATE OF KANSAS         )
                        )ss:
COUNTY OF SEDGWICK      )

     The foregoing instrument was acknowledged before me this 14th day of February, 1997, by Tad Patton.


[SEAL]                                       /s/ Darlene M. Mauldin
                                             --------------------------
                                             Notary Public, State of Kansas


My Appointment Expires:  10-11-97
                       ---------------

                              CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION OF
                                 PPI HOLDINGS, INC.
                                 ------------------


     I, Donald G. Zerbe, President of PPI Holdings, Inc., a Kansas Corporation (the "Corporation"), do hereby certify that by unanimous consent in writing on April 16, 1997, the Board of Directors of the Corporation adopted the following resolution setting forth the proposed Amendment to the Articles of Incorporation and declaring its advisability:

     "RESOLVED, that Article VIII of the Articles of Incorporation of the Corporation be amended by deleting the present Article VIII in its entirety and substituting the following Article VIII in lieu thereof:

                                    ARTICLE VII
                                 CUMULATIVE VOTING

          At all elections of directors of this corporation, each holder of stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to such holder's shares, multiplied by the number of directors to be elected. The holder of stock may cast all such votes for a single director or may distribute them among two or more directors as the stockholder sees fit. The candidates for director receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     I further certify that, pursuant to the aforesaid resolutions and in accordance with provisions of K.S.A. 17-6602, the shareholders of the Corporation adopted such resolution by unanimous written consent.

     IN WITNESS WHEREOF, I subscribe my name this 16th day of April, 1997.



                                             /s/ Donald G. Zerbe
                                             --------------------------------
                                             Donald G. Zerbe, President



ATTEST:

/s/ Bill L. Allen
--------------------------------
Bill L. Allen, Secretary

STATE OF KANSAS     )
                    )ss:
COUNTY OF SEDGWICK  )

     Personally appeared before me, a Notary Public in and for Sedgwick County, Kansas, Donald G. Zerbe and Bill L. Allen, who are personally known to me to be the same persons who executed the foregoing instrument in writing, and duly acknowledged the execution of the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 16th day of April, 1997.


                                             /s/ Theron E. Fry
                                             --------------------------------
                                             Notary Public

My appointment expires:
                       --------------------
                                                       [SEAL]